UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2022

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-40432	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on September 9, 2022, Tuesday Morning Corporation (the “Company”), Tuesday Morning, Inc. (“TMI”), certain members of management of the Company (the “Management Purchasers”), TASCR Ventures, LLC (the “SPV” and, together with the Management Purchasers, the “Purchasers”), a special purpose entity formed by Retail Ecommerce Ventures LLC (“REV”) and Ayon Capital, L.L.C., and TASCR Ventures CA, LLC, as collateral agent (the “Collateral Agent”), entered into a Note Purchase Agreement, dated as of September 9, 2022 (the “Original Note Purchase Agreement”), pursuant to which TMI would issue $35 million in aggregate principal amount of debt securities to be guaranteed by the Company and certain other subsidiaries of the Company and exchangeable for shares of the Company’s common stock. On September 20, 2022, the Company, TMI, the Purchasers and the Collateral Agent entered into an Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) to amend the Original Note Purchase Agreement by providing that the debt securities would be issued directly by the Company and convertible into shares of the Company’s stock, and guaranteed by TMI and certain other subsidiaries of the Company. The closing of the transactions contemplated by the Note Purchase Agreement occurred on September 20, 2022.

Pursuant to the Note Purchase Agreement, the SPV purchased: (i) $7.5 million in aggregate principal amount of a junior secured convertible note issued by the Company (the “FILO C Convertible Note”); and (ii) $24.5 million in aggregate principal amount of junior secured convertible notes issued by the Company (the “SPV Junior Convertible Notes”). In addition, the Management Purchasers purchased $3.0 million of junior secured convertible notes issued by the Company (together with the SPV Junior Convertible Notes, the “Junior Convertible Notes”). The FILO C Convertible Note and the Junior Convertible Notes are referred to herein as the “Convertible Debt” and the issuance of the Convertible Debt is referred to herein as the “Private Placement.” The Convertible Debt is guaranteed by the Company’s subsidiaries.

The Convertible Debt is convertible into shares of the Company’s common stock at a conversion price of $0.077 per share. Accordingly, 415,584,415 shares of the Company’s common stock would be issuable upon conversion in full of the Convertible Debt purchased by the SPV. In addition, 38,961,039 shares of the Company’s common stock would be issuable upon conversion in full of the Convertible Debt purchased by the Management Purchasers. Because the Company does not currently have a sufficient number of authorized and unreserved shares of common stock to issue upon conversion of all of the Convertible Debt, as described below only a portion of the Convertible Debt can be immediately converted into common stock. The remaining portion of the Convertible Debt cannot be converted into common stock unless and until the Company’s certificate of incorporation is amended to increase the number of authorized shares of common stock to permit such conversion and/or provide for a reverse stock split of the common stock.

The Convertible Debt is subject to customary anti-dilution adjustments for structural events, such as splits, distributions, dividends or combinations, and customary anti-dilution protections with respect to issuances of equity securities at a price below the applicable conversion price of the Convertible Debt. A portion of the Convertible Debt issued to the SPV was immediately convertible for up to 90,000,000 shares of the Company’s common stock. On September 21, 2022, the SPV elected to immediately convert a portion of the Convertible Debt into 90,000,000 shares of the Company’s common stock, and through such conversion acquired ownership of a majority of the Company’s outstanding common stock. As a result, the SPV accordingly has the ability to approve and amendment to the Company’s certificate of incorporation to (i) increase the number of authorized shares to allow for conversion in full of the remaining Convertible Debt and provide such additional authorized shares as deemed appropriate by the Company’s board of directors and (ii) provide for a reverse stock split of the common stock at a ratio sufficient to cause the Company to regain compliance with the minimum bid price requirement under Nasdaq’s listing rules (the “Certificate of Incorporation Amendment”). Upon conversion in full of the Convertible Debt and based on the Company’s outstanding shares on a fully diluted basis as of September 21, 2022, the SPV would hold approximately 75%, and the Purchasers collectively would hold approximately 81%, of the total diluted voting power of the Company’s common stock (not including any additional Convertible Debt that may be issued as a result of the Company being required or electing to make in-kind payments of interest as described further below). In connection with the conversion of the portion of the Convertible Debt that was immediately convertible, an aggregate $6,930,000 principal amount of the SPV Junior Convertible Notes were retired.

In connection with the closing of the Private Placement, the Company entered into a Registration Rights Agreement, dated as of September 20, 2022 (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Purchasers received customary shelf registration, piggyback and demand registration rights with respect to the resale of shares of the Company’s common stock acquired upon conversion of the Convertible Debt.

The Note Purchase Agreement also provided that upon in connection with the closing of the Private Placement, the Company’s board of directors would be reconstituted as a nine-member board, with five individuals designated by the SPV and reasonably acceptable to the Company, three additional independent directors reasonably acceptable to the SPV and the Company, and Fred Hand. See Item 5.02 below for additional information.

The Nasdaq Stock Market rules would normally require stockholder approval prior to closing the Private Placement; however, the Company requested and received a financial viability exception to the stockholder approval requirement pursuant to Nasdaq Stock Market Rule 5635(f). The financial viability exception allows an issuer to issue securities upon prior written application to The Nasdaq Stock Market LLC (“Nasdaq”) when the delay in securing stockholder approval of such issuance would seriously jeopardize the financial viability of the company.

The proceeds of the Private Placement were used (i) to repay all of the outstanding principal amount of $5.0 million of the FILO A term loans under the Credit Agreement, dated as of May 9, 2022, as amended (the “ABL Credit Agreement”), among the Company, TMI, as the borrower, certain other subsidiaries of the Company, the lenders named therein, Wells Fargo Bank, N.A., as ABL administrative agent, and 1903P Loan Agent, LLC, as FILO B administrative agent, in full; (ii) to repay $2.5 million of the FILO B term loans under the ABL Credit Agreement; (iii) to repay a portion of TMI’s revolving loans under the ABL Credit Agreement (the “Revolving Loans”); and (iv) to pay transaction costs. The proceeds of the Private Placement will also be used for working capital and other general corporate purposes of the Company and its subsidiaries.

The foregoing summary of the Note Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 4.1 and incorporated herein by reference.

FILO C Convertible Note. At the closing of the Private Placement, the SPV purchased the FILO C Convertible Note. The FILO C Convertible Note will mature upon the earlier of (i) December 31, 2027 or (ii) the maturity of the FILO B term loan under the ABL Credit Agreement. Interest will accrue on the FILO C Convertible Note at a rate equal to the secured overnight financing rate (“SOFR”) plus 6.50%, and will be payable semiannually. Under the terms of the FILO C Convertible Note, during the two year period following the closing of the Private Placement, the Company may elect to pay interest on the FILO C Convertible Note “in kind” by increasing the principal of the FILO C Convertible Note by the amount of any such interest payable. The provisions of the intercreditor agreements relating to the FILO C Convertible Note and other outstanding indebtedness of the Company require such payments to be made “in-kind” subject to certain limited exceptions applicable after the second anniversary of the Private Placement.

The FILO C Convertible Note is secured by the same collateral that secures (i) the revolving loans and FILO A and FILO B term loans under the ABL Credit Agreement, (ii) the term loan issued under the Term Loan Credit Agreement, dated as of December 31, 2020 and as amended (the “Term Loan Credit Agreement”), among the Company, TMI, certain subsidiaries of the Company, the lenders named therein, and Alter Domus (US), LLC., as administrative agent, pursuant to which the lenders thereunder made a term loan to TMI in an initial aggregate principal amount of $25 million (the “Term Loan”), and (iii) the Junior Convertible Notes. With respect to the collateral as to which borrowings under the ABL Credit Agreement have first priority, the FILO C Convertible Note ranks junior in lien priority to the borrowings under the ABL Credit Agreement and senior to the Term Loan and the Junior Convertible Notes. With respect to the collateral as to which the Term Loan has first priority, the FILO C Convertible Note ranks junior in lien priority to the borrowings under the ABL Credit Agreement and the Term Loan and senior to the Junior Convertible Notes. With respect to payment priority, the FILO C Convertible Note ranks junior to the borrowings under the ABL Credit Agreement, pari passu with the Term Loan, and senior to the Junior Convertible Notes.

The FILO C Convertible Note contains covenants and events of default that are customary for this type of financing.

The foregoing summary of the FILO C Convertible Note is qualified in its entirety by reference to the full text of the FILO C Convertible Note, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Junior Convertible Notes. The Junior Convertible Notes will mature on December 31, 2027. Interest will accrue on the Junior Convertible Notes at a rate equal to SOFR plus 6.50%, and will be payable semiannually. Under the terms of the Junior Convertible Notes, during the two year period following the closing of the Private Placement, the Company may elect to pay interest on the Junior Convertible Notes “in kind.” The provisions of the intercreditor agreements relating to the Junior Convertible Notes and other outstanding indebtedness of the Company require such payments to be made “in-kind.”

The Junior Convertible Notes are secured by the same collateral that secures the revolving loans and FILO B term loans under the ABL Credit Agreement, the Term Loan and the FILO C Convertible Note (the “Other Secured Debt”). The liens securing the Junior Convertible Notes rank junior to the liens securing the Other Secured Debt. With respect to payment priority, the Junior Convertible Notes are subordinated to all of the Other Secured Debt.

The Junior Convertible Notes contain covenants and events of default that are customary for this type of financing.

The foregoing summary of the Junior Convertible Notes is qualified in its entirety by reference to the full text of the forms of Junior Convertible Notes, copies of which are attached hereto as Exhibits 4.3 and 4.4 and incorporated herein by reference.

Amendments to Existing ABL Credit Agreement. In connection with the Private Placement, the parties to the ABL Credit Agreement entered into an amendment to the ABL Credit Agreement, dated as of September 20, 2022 (the “ABL Amendment”) to permit the Private Placement to be completed and to make certain other amendments.

The ABL Amendment restricts certain actions by the Company for the next two years, including making certain acquisitions and debt prepayments. With respect to pricing on the Revolving Loans, the applicable margin was increased by 50 bps depending upon Availability as reflected below.

Average Quarterly Availability	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
≥ $50,000,000	1.75%	0.75%
< $50,000,000 but ≥ $30,000,000	2.00%	1.00%
< $30,000,000	2.25%	1.25%

For the FILO B Loans, pricing remains at SOFR + 9% and Base Rate + 8%, but there is no longer a 50 bps reduction in FILO B Loan pricing during the January through September period.

The ABL Amendment requires that the Company engage and retain (at the Company’s expense) Gordon Brothers Retail Partners for a certain period of time for the purpose of performing appraisal validations, monitoring and evaluating the Company’s inventory mix and other services. The ABL Amendment also permits the change in control caused by the issuance in shares to the SPV upon conversion of the Convertible Debt for shares.

The foregoing summary of the ABL Amendment is qualified in its entirety by reference to the full text of the ABL Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendments to Existing Term Loan Credit Agreement. In connection with the Private Placement, the parties to the Term Loan Credit Agreement entered into an amendment to the Term Loan Credit Agreement, dated as of September 20, 2022 (the “Term Loan Amendment”), to permit the Private Placement to be completed and to make certain other amendments, including removal of the total secured net leverage ratio covenant from the Term Loan Credit Agreement and permitting the change in control caused by the issuance in shares to the SPV upon conversion of the Convertible Debt for shares.

The foregoing summary of the Term Loan Amendment is qualified in its entirety by reference to the full text of the Term Loan Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Voting Agreement. In connection with the Private Placement, the Company entered into a voting agreement, dated as of September 12, 2022 (the “Voting Agreement”), with Osmium Partners (Larkspur SPV), LP (“Osmium Larkspur”). Pursuant to the Voting Agreement, Osmium Larkspur has agreed to vote the 20,158,593 shares of the Company’s common stock it beneficially owns (the “Owned Shares”) to approve, at any meeting of stockholders or by written consent, the Certificate of Incorporation Amendment. Osmium Larkspur further agreed not to transfer the Owned Shares or enter into any hedging transactions with respect to the Owned Shares during the term of the Voting Agreement. The Voting Agreement will terminate upon the earliest to occur of the effectiveness of the Certificate of Incorporation Amendment and December 31, 2022.

Item 1.02	Termination of a Material Definitive Agreement.

On September 20, 2022, effective upon the closing of the Private Placement, the agreement between the Company, Osmium Partners, LLC and Osmium Larkspur, pursuant to which Osmium Larkspur was entitled to designate members of the Company’s board of directors (the “Director Agreement”), was terminated. The Director Agreement had provided Osmium Larkspur with certain rights to appoint members of the Company’s board of directors. Termination of the Director Agreement was a condition to the closing of the Private Placement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The issuance of the Convertible Debt pursuant to the Note Purchase Agreement, together with the issuance of shares of the Company’s common stock upon conversion of the Convertible Debt, is a private placement to “accredited investors” (as that term is defined in Rule 501 of Regulation D), and is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) thereunder. No underwriting discounts or commissions are payable as a result of the offer, sale and issuance by the Company of the Convertible Debt. Piper Sandler, the Company’s placement agent for the transaction, received a placement fee of $2.5 million in connection with the Private Placement.

As discussed above, on September 20, 2022, the SPV elected to convert a portion of the Convertible Debt into 90,000,000 shares of the Company’s common stock.

Item 5.01	Change in Control of Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 5.01. Upon the closing of the Private Placement, the SPV designated five of the nine members of the Company’s board of directors. See Item 5.02 below for additional information.

On September 21, 2022, the SPV elected to immediately convert a portion of the Convertible Debt, and through such conversion acquired ownership of a majority of the Company’s outstanding common stock. Upon conversion in full of the Convertible Debt and based on the Company’s outstanding shares on a fully diluted basis as of September 21, 2022, the SPV would own approximately 75% of the fully diluted voting power of the Company’s common stock (not including any additional Convertible Debt that may be issued as a result of the Company being required or electing to make in-kind payments of interest as described further above).

The source of funds for the SPV’s purchase of the Convertible Debt was cash contributed to the SPV by REV and Ayon Capital. The SPV did not assume control from any one individual stockholder or control group, and thus no disclosure is required under Item 5.01(a)(6) of Form 8-K. Additionally, there is no arrangement or understanding among the SPV and a former control group with respect to the election of directors or other matters.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Note Purchase Agreement, the SPV designated each of Tai Lopez, Alexander Mehr, Maya Burkenroad, Sandip Patel and James Harris (collectively, the “SPV Designees”) to serve as directors of the Company effective upon the closing of the Private Placement on September 20, 2022. In connection with the election the SPV Designees to the Company’s board of directors, each of Douglas J. Dossey, Frank M. Hamlin, W. Paul Jones, John Hartnett Lewis and Sherry M. Smith resigned from the Company’s board of directors (the “Resigning Directors”). In connection with the resignation of the Resigning Directors, there were no disagreements between any of the Resigning Directors and the Company relating to matters concerning the Company’s operations, policies or practices. Biographical information for each of the SPV designees is set forth below.

Maya Burkenroad. Since 2019, Ms. Burkenroad has served as the Chief Operating Officer of REV, a tech-enabled ecommerce platform that specializes in acquiring and operating iconic retail brands, where she has helped manage the acquisition and operations of more than six major American brands. She also serves as an officer of various of its direct and indirect subsidiaries. Previously, she assisted in the launch and operation of MentorBox, a digital self-education startup founded in 2016. Ms. Burkenroad also serves as a director of Wilhelmina International, Inc., a firm that provides fashion model and talent management services.

James Harris. Since 2010, Mr. Harris has served as Chief Executive Officer and Managing Partner of Archipelago, LLC, a holding company that owns and operates a portfolio of leading consumer lifestyle brands including OluKai, Melin and Roark. Prior to Archipelago, Mr. Harris served as President and Partner of Huneeus Vintners, a luxury holding company that owned wineries including Quintessa, Flowers and Prisoner. He was previously Managing Director of Artisan Confections Company, the premium chocolate division of The Hershey Company, and as President of ScharffenBerger Chocolate Maker. Mr. Harris was previously with Kohlberg & Company, a private equity investment firm, and held various private equity and leverage finance positions at firms such as at Trivest, Inc. and Bankers Trust.

Tai Lopez. Mr. Lopez co-founded REV in 2019, and is currently its Chief Executive Officer. Through REV, Mr. Lopez has led the acquisition or founding, and operation of large retail brands, including Pier 1 Imports, RadioShack, Modell’s, Stein Mart, Linen N Things, Dressbarn, The Franklin Mint, MentorBox, The Book People, and FarmersCart as well as a minority stake in the Nasdaq listed Wilhelmina International Inc (WHLM). Prior to founding REV, Mr. Lopez built a digital education platform under Tailopez.com that helped him grow to be a large social media influencer with over 8 million cumulative followers on TikTok, Instagram, YouTube, Snapchat, and Facebook.

Alexander Mehr. Dr. Mehr co-founded REV in 2019, and currently serves as its President. Mr. Mehr also previously served as Chief Executive Officer of REV. He also serves as an officer of various of its direct and indirect subsidiaries. Previously, Dr. Mehr was the co-founder and Chief Executive Officer of MentorBox. He was also a co-founder of Zoosk, an online dating platform, and served as its President from its formation in 2007 until 2014, thereafter remaining as a director until its acquisition by Spark Networks in 2019. Prior to his entrepreneurial career, Dr. Mehr utilized his Ph.D. in Mechanical Engineering in designing complex engineering systems, as well as risk and safety management of NASA’s space exploration missions. Dr. Mehr also serves as a director of Wilhelmina International, Inc., a firm that provides fashion model and talent management services.

Sandip Patel. Since February 2018, Mr. Patel has been a partner and served as Head of Public Equities for Ayon Capital, L.L.C., a single family office where manages the firm’s investment strategy. Mr. Patel has over 15 years of experience in financial services and investment management. Prior to Ayon Capital, Mr. Patel served as a director and managed the investment portfolio at SantaFe Healthcare, Inc. Mr. Patel is Chartered Financial Analyst.

There are no family relationships among the directors, except that Ms. Burkenroad and Mr. Lopez are cousins.

Each of the remaining incumbent directors Fred Hand, Anthony F. Crudele, Marcelo Podesta and Reuben E. Slone continue to serve on the board following the closing of the Private Placement. Each of Messrs. Crudele, Podesta and Slone are expected to resign from the Company’s board of directors following the filing of the Company’s Annual Report on Form 10-K for the year ended July 2, 2022, and three additional independent directors will be elected to the board in accordance with the terms of the Note Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

On September 21, 2022, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1#	Registration Rights Agreement, dated as of September 20, 2022, among the Company and the purchasers identified therein.

4.2	FILO C Secured Convertible Note, dated as of September 20, 2022, from the Company to TASCR Ventures, LLC

4.3	Form of Junior Secured Convertible Note, dated as of September 20, 2022, from the Company to TASCR Ventures, LLC

4.4	Form of Junior Secured Convertible Note, dated as of September 20, 2022, from the Company to each of the Management Purchasers

10.1#	Amended and Restated Note Purchase Agreement, dated as of September 20, 2022, among the Company, TMI, the Purchasers, and the Collateral Agent

10.2#	Second Amendment to ABL Credit Agreement

10.3#	Fifth Amendment to Term Loan Credit Agreement

99.1	Press Release dated September 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#            Certain schedules and exhibits to the Registration Rights Agreement, the Note Purchase Agreement, the ABL Amendment and the Term Loan Amendment are omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

The agreements filed as Exhibits 4.1 through 4.4 and 10.1 through 10.3 (collectively, the “Agreements”) to this Current Report on Form 8-K have been included to provide investors with information regarding the terms of the Agreements. The filing of the Agreements is not intended to provide any other factual information about the Company, the other parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreements were made only for purposes of the Agreements and as of specific dates therein, were solely for the benefit of the parties to the Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date September 22, 2022	By:	/s/ Jennyfer R. Gray
Jennyfer R. Gray
Vice President, Interim General Counsel and Corporate Secretary